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                                                                     EXHIBIT 21

Subsidiaries:

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CORPORATE NAME                                                    PLACE OF INCORPORATION

Compaq Computer Australia Pty. Limited                                 Australia
Compaq Financial Services (Australia) Pty Limited                      Australia
Compaq Technologies (Australia) Proprietary Limited                    Australia
Digital Equipment Corporation (Australia) Pty. Ltd.                    Australia
Compaq Computer Austria Gesellschaft mbH                               Austria
Compaq Computer N.V./S.A.                                              Belgium
Compaq Financial Services SPRL                                         Belgium
Compaq Computer Brasil - Industria e Comercio LTDA                     Brazil
Compaq do Brasil Ltda.                                                 Brazil
Compaq Canada Incorporated/Incorporee                                  Canada
Compaq Financial Services Canada Corporation                           Canada
Compaq (China) Investment Co. Ltd.                                     China
Compaq Computer (Shenzhen) Co., Ltd.                                   China
Compaq Computer de Colombia S.A.                                       Colombia
Compaq Computer, Spol. s.r.o.                                          Czech Republic
Compaq Computer Caribbean, Inc.                                        Delaware
Compaq Computer International Corporation                              Delaware
Compaq EMEA Enterprise Services, Inc.                                  Delaware
Compaq Federal, LLC                                                    Delaware
Compaq Financial Services A/P LLC                                      Delaware
Compaq Financial Services Canada Holdings, Inc.                        Delaware
Compaq Financial Services Corporation                                  Delaware
Compaq Latin America Corporation                                       Delaware
CPQ Holdings, Inc.                                                     Delaware
Compaq Computer A/S                                                    Denmark
OY Compaq Computer AB                                                  Finland
Compaq Computer S.A.R.L.                                               France
Compaq Financial Services SAS                                          France
Compaq Computer BDG GmbH                                               Germany
Compaq Computer Customer Support Center GmbH                           Germany
Compaq Computer Deutschland GmbH                                       Germany
Compaq Computer GmbH                                                   Germany
Compaq Financial Services GmbH                                         Germany
Twinsoft GmbH                                                          Germany
Compaq Computer A.E.                                                   Greece
Compaq Computer Limited                                                Hong Kong
Compaq Financial Services (Hong Kong) Limited                          Hong Kong
Compaq Computer Hungary Information Technologies Ltd.                  Hungary
Compaq Computer (India) Private Limited                                India
Digital Equipment (India) Limited                                      India
PT. Compaq Computer Indonesia                                          Indonesia
Compaq Computer Customer Services Limited                              Ireland
Compaq Computer Distribution (Ireland) Limited                         Ireland
Compaq Computer Ireland Limited                                        Ireland

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Compaq Financial Services Company                                      Ireland
Compaq Financial Services Holding Limited                              Ireland
Compaq Computers (Israel) Ltd.                                         Israel
Compaq Computer Holdings srl.                                          Italy
Compaq Computer S.p.A.                                                 Italy
Compaq Computer K.K.                                                   Japan
Compaq Korea Limited                                                   Korea
Tandem Computers (Macau) Limited                                       Macau
Compaq Computer Corporation Malaysia Sdn Bhd                           Malaysia
Compaq Computer Corporation Indochina                                  Massachusetts
Compaq Computer de Mexico, S.A. de C.V.                                Mexico
Compaq Computer North West Africa S.A.R.L.                             Morocco
Compaq Computer (C.I.S.) B.V.                                          Netherlands
Compaq Computer B.V.                                                   Netherlands
Compaq Computer EMEA Holdings II BV                                    Netherlands
Compaq Computer Group B.V.                                             Netherlands
Compaq Computer International B.V.                                     Netherlands
Compaq Computer LTE B.V.                                               Netherlands
Compaq Computer Parts Center B.V.                                      Netherlands
Compaq Holdings B.V.                                                   Netherlands
Compaq Computer New Zealand Limited                                    New Zealand
Compaq Financial Services (New Zealand) Limited                        New Zealand
Compaq Computer Norway A/S                                             Norway
Compaq Computer Philippines Incorporated                               Philippines
Compaq Computer Sp.z.o.o.                                              Poland
Compaq Computer Portugal, Lda.                                         Portugal
Compaq Computer Romania S.r.l.                                         Romania
ZAO Digital Equipment Corporation                                      Russia
Compaq Asia Pte. Limited                                               Singapore
Compaq Computer Asia Pte. Ltd.                                         Singapore
Compaq Computer Asia/Pacific Pte. Ltd.                                 Singapore
Compaq Financial Services (Singapore) Pte Limited                      Singapore
Compaq Holdings Pte. Ltd.                                              Singapore
Compaq Ventures, Pte. Ltd.                                             Singapore
Compaq Computer Slovakia S.r.o.                                        Slovac Republic
Compaq Computer (Proprietary) Limited                                  South Africa
Compaq Computer Espana S.A.                                            Spain
Compaq Computer AB                                                     Sweden
Compaq Computer Systems Services AB                                    Sweden
Compaq Computer AG                                                     Switzerland
Compaq Computer International Limited                                  Switzerland
Compaq Computer Taiwan Ltd.                                            Taiwan
Compaq Computer (Thailand) Ltd.                                        Thailand
Digital Equipment Corporation (Thailand) Limited                       Thailand
Compaq Computer Ticaret A.S.                                           Turkey
Compaq Computer FZE                                                    United Arab Emirates
Compaq Computer Group Limited                                          United Kingdom
Compaq Computer Holdings Limited                                       United Kingdom
Compaq Computer Limited                                                United Kingdom


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Compaq Computer Manufacturing Limited                                  United Kingdom
Twinsoft UK Ltd.                                                       United Kingdom
Compaq Computer de Venezuela, S.A.                                     Venezuela
Compaq Computer Vietnam Limited                                        Vietnam


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